EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of June 26, 1996 between Computer Power, Inc., a New Jersey corporation (the "Company"), and Hiro Hiranandani (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Company and the Executive desire that he shall be employed by the Company as President, Chief Executive Officer of the Company, upon the terms and conditions hereinafter set forth

                  NOW, THEREFORE, in consideration of the premise and other good and valuable consideration, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

          1. Term of Employment.

               (a) The Company shall employ the Executive and the Executive accepts employment by the Company on the terms and conditions herein contained for a period commencing on the date hereof, and ending on December 31, 1998 (the "Employment Period").

          2. Duties

               (a) The Executive shall serve as the President, Chief Executive Officer of the Company, and shall perform such services and duties for the Company as may be reasonably assigned or delegated to him by the Board of Directors of the Company consistent with his position as President, Chief Executive Officer. The Executive shall be the primary management officer of the Company, reporting only to the Board of Directors. In addition, the Executive shall be appointed a Director of the Company upon execution and delivery of this Agreement to serve until the next Annual Meeting of Shareholders. Thereafter, so long as this Agreement shall be in effect the Company shall nominate the Executive to the Board of Directors to be voted upon by the shareholders at each Annual Meeting.

               (b) The Executive shall exert substantially his full business time and best efforts in the promotion of the Company's interests.

          3. Compensation.

               (a) As compensation for his services hereunder, the Company shall pay the Executive during the Employment Period a salary at the rate of One Hundred Thousand Dollars ($100,000) per annum, payable in accordance with the Company's customary payroll procedures for executive employees, subject to all applicable tax and payroll deductions.

               (b) In the event the Company receives a capital infusion at least of $1,000,000, by way of term debt (other than asset backed financing) or equity or any combination thereof on terms acceptable to the Board of Directors of the Company, prior to December 31, 1996, the salary payable to Executive from January 1, 1997 through the end of the Employment Period shall be increased to the rate of One Hundred and Twenty Thousand Dollars ($120,000) per annum. In the event such capital infusion is at least $2,000,000 prior to December 31, 1996, the salary so payable shall be One Hundred and Forty Thousand Dollars ($140,000) per annum commencing January 1, 1997. In the event the Company receives such capital infusion of at least $1,000,000 after January 1, 1997, the salary payable to Executive shall increase to the rate of One Hundred and Twenty Thousand Dollars ($120,000) effective on the date such capital infusion is made and, if the Company receives a capital infusion of at least $2,000,000 after January 1, 1997, the salary payable to Executive shall increase to One Hundred and Forty Thousand Dollars ($140,000) commencing on the date the Company receives such capital infusion.

               (c) Upon the execution and delivery of this Agreement, the Company agrees to issue to Executive Warrants having a ten year term to purchase 377,999 shares of Common Stock of the Company, 125,999 shares of which shall be exercisable immediately at $.33 per share, 125,999 shares of which shall be exercisable on April 30, 1997 at $.40 per share (if Executive shall be employed by the Company as President and Chief Executive Officer at such date) and 126,001 shares on April 30, 1998 at $.40 per share (if Executive shall be employed by the Company as President and Chief Executive Officer at such date). In the event the Company adopts a Qualified Incentive Stock Option Plan, or issues additional warrants not related to new capital infusion described above in 3(b) the Company agrees that through the Employment Period it will grant Executive options, at the same time and at the same terms issued to other employees, in such amounts such that Executive shall maintain equity ownership or the right to equity ownership, including the right to acquire common stock through options and warrants, of at least 10% of the total outstanding equity on a fully diluted basis. In addition, if during the Employment Period, Company issues additional equity, the Executive shall have the right to participate on the same terms as at that time being then offered, up to 10% of such issuance.

               (d) The Company will further reimburse the Executive for all expenses incurred by him in the performance of his duties hereunder which, if not in the ordinary course of business and consistent with Company policy, have been approved by the Company by an executive officer of the Company other than Executive, or by the Board of Directors, prior to expenditure. Such expenses will be so reimbursed on presentation of properly itemized charges and invoices or receipts therefor consistent with normal Company policies and procedures for officers of the Company.

               (e) The Executive shall be entitled to participate in all employee benefit plans of the Company which are available to executive employees as of the date of this Agreement and such other plans or modifications of existing plans as any may become effective during the Employment Period, all consistent with Company policies and practices, generally applied. In addition, the Executive shall be entitled to the same benefits, including use of a company fleet car and use of company housing facilities, granted Executive's immediate predecessor as President, Chief Executive Officer of the Company as well as payment, by the Company, of premiums for health insurance provided Executive by Pitney Bowes. Executive shall also be entitled to an annual medical physical to be paid by the Company. All such payments to Executive shall be grossed-up to give effect to any applicable federal or state income taxes payable by Executive in respect of any such benefit in the event a final determination is made by the Internal Revenue Service or state taxing authority that income taxes are due thereon.

               (f) The Executive shall be entitled to take vacations consistent with Company policy. Unused vacation days may not be accumulated year to year and no additional compensation shall be paid for unused vacation time.

               (g) In the event of the Executive's disability (as hereinafter defined) or death, the Executive or his estate shall receive his salary pursuant to subsection 3(a) above for a period of three months. (For the purpose of this Section 3(g), the date the disability occurred shall be the expiration of the sixty day period referred to below). No further or additional salary or compensation shall be due the Executive or his estate, except as may otherwise be payable under such Company benefit plans in which the Executive shall be participating at that time. For the purpose of this Agreement, disability shall mean the inability of the Executive to render substantially all of the material and/or primary services of the character contemplated by this Agreement by reason of physical or mental conditions due to illness, accident or mental or physical incapacity or infirmity continuing for more than sixty (60) consecutive days. In the event of a dispute, the matter shall be referred to a physician mutually acceptable to the Company and the Executive.

               (h) Executive shall be entitled to an annual bonus for the calendar years 1997 and 1998 calculated as follows and payable at time of completion of the year-end audit and calculated in accordance with generally accepted accounting principals ("GAAP"), with only such changes from the accounting procedures used in connection with the 1995 audit as required by
GAAP:

                    (i) In the event the  Company  achieves a pre-tax  profit of
               $500,000 or more in calendar year 1997, the bonus payable to Executive shall equal $25,000 plus five (5%) percent of the pre-tax profit in excess of $500,000;

                    (ii) In the event the Company  achieves a pre-tax  profit of
               $1,000,000 or more in calendar year 1998, the bonus payable to Executive shall equal $35,000 plus five (5%) percent of the pre-tax profit in excess of $1,000,000.

                    (i) The Executive  shall be entitled to  indemnification  to the fullest extent permitted by New Jersey corporate law.

          4. Rights Under Other Plans and Programs.

               No provision of this Agreement is intended, nor shall it be construed, to reduce or in any way restrict, any benefit to which the Executive may be entitled under any other agreement, plan or program of the Company or its subsidiaries or affiliates providing benefits for the Executive. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with the terms of such plan or program.

          5. Termination of Agreement.

               (a) The Company may terminate the employment of the Executive hereunder:

                    (i)  for   "cause",   if  the   Executive   has   failed  to
               substantially comply in a material way with his material covenants and obligations under this Agreement and such failure continues unabated for a period of thirty (30) days after the Executive's receipt of written notice from the Company specifying the exact details of such alleged failure or if the Executive has been convicted of a felony or a crime involving moral turpitude or in the case of proven dishonesty against the Company or if Executive shall otherwise be culpable in respect of any act of gross negligence in the performance of his duties which in the judgment of at least five out of six members of the Board of Directors of the Company (other than Executive) makes it not in the best interest of the Company that Executive continue in the Company's employ; or

                    (ii) if the Executive becomes disabled (as defined in Section 3(g) above); or

                    (iii) if the Executive dies. In the event of any termination under this Section 5(a), the Company shall pay to the Executive or his estate all accrued salary through the date of such termination and such other benefits consistent with the terms and provisions of benefit plans in which the Executive is then participating. In addition, in the case of termination due to disability or death, the Company shall pay the Executive or his estate all amounts required under Section 3(g) above.

               (b) The Company may also terminate the employment of Executive hereunder without cause, in which case the Executive shall be entitled to all accrued salary through Employment Period, such other benefits consistent with the terms and provisions of benefit plans in which the Executive is then participating through the Employment Period and a severance payment, payable on December 31, 1998, equal to six (6) months of the annual base compensation payable under Section 3 hereof, subject to normal withholding. Additionally, the Executive shall have all warrants and stock options theretofore granted to the Executive vested as of the date of such termination.

               (c) Executive may terminate this Agreement in the event the Company breeches any of its obligations hereunder, and, in the case of such termination, Executive shall receive the severance pay referred to in this Agreement. Additionally, the Executive shall have all warrants and stock options theretofore granted to the Executive vested as of the date of such termination.

               (d) In the unlikely event the Executive decides to terminate his employment and the Company has not breached its obligations hereunder, the Executive shall not be entitled to any salary or bonus after the date of such termination, shall not receive any severance, but shall remain obligated under only Section 7 for six (6) months and shall be freed from all other obligations and liabilities under this Agreement. Additionally, the Executive shall have all warrants and stock options theretofore granted to the Executive vested as of the date of such termination.

          6. Disclosure of Information

               The Executive agrees that, during the Employment Period and thereafter, he shall hold and keep confidential any trade secrets, customer lists and pricing or other confidential information, or any inventions, discoveries, improvements, products, whether patentable practices, methods or not, directly or indirectly useful in relating to the business of the Company as conducted by it from time to time, as to which the Executive shall at any time during the Employment Period become informed, and he shall not directly or indirectly disclose any such information to any person, firm or corporation or use the same except in connection with the business and affairs of the Company. The foregoing prohibition shall not apply to the extent such information, knowledge or data (a) was publicly known at the time of disclosure to the Executive, (b) become publicly known or available thereafter other than by any means in violation of this Agreement, or (c) is required to be disclosed by the Executive as a matter of law or pursuant to any court or regulatory order.

          7. Competition.

               During the Employment Period and then for a period of six (6) months thereafter if Executive is paid the severance pay as provided in this Agreement, the Executive agrees that he will not, without the consent of the Company, compete with the Company, directly or indirectly or participate as a director, officer, employee, agent, representative, consultant or otherwise as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor in any form, in any business directly or indirectly engaged in any business which is in competition with the Company. The ownership by the Executive of publicly traded stock of any corporation conducting such competing business, provided the Executive and his associates (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof) collectively, do not own more than an aggregate of 5% of the stock of such corporation, shall not be deemed a violation of this Section 7. In addition, during the Employment Period, and for a period of six (6) months thereafter, Executive shall not make any offer of employment to any person employed by the Company during the Employment Period.

          8. Remedies.

               The Company and the Executive agree that remedies at law in the nature of monetary damages may not be adequate to protect or compensate the Company for violations by the Executive or breaches by him of his obligations under Section 7 of this Agreement and therefore specifically agree that an action at equity by way of injunction or similar relief is proper and appropriate.

          9. Representations and Warranties

               The Executive represents and warrants to the Company that he is free to enter into this Agreement, become an officer and employee of the Company and to carry out his duties and responsibilities as herein contemplated and is under no contrary contractual limitation, contractual obligation or prohibition. The Executive further indemnifies and holds harmless the Company from any costs, damages and fees, including legal fees, which may result from his breach of the foregoing representation and warranty.

          10. Assignment; Successors.

               All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement shall not be assigned by either party hereto except as set forth herein, provided, further, that nothing herein shall be construed so as to prevent, prohibit or limit in any way, the change in control, sale, merger or other business combination of the Company and any such action or similar action shall not be deemed an assignment of this Agreement by the Company nor shall it relieve the Company or its successors or assigns from its obligations to Executive under this Agreement.

          11. Notices.

               All notices, request, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if personally delivered, sent by a recognized overnight courier service, or if mailed by First Class, certified mail, return receipt requested, postage and certification or registry fees prepaid, and addressed as follows:

                           (a)  If to Executive:  Hiro Hiranandani


                           (b)  If to Company:   Computer Power, Inc.
                                                 124 West Main Street
                                                 High Bridge, New Jersey 08829
                                                 Attn:  Chairman of the
                                                 Board of Directors with a
                                                 copy to the Chief Financial
                                                 Officer

                                With a Copy to:  James P. Jalil, Esq.
                                                 Shustak Jalil Sanders & Heller
                                                 545 Madison Avenue
                                                  New York, New York  10022

Either party by notice in writing mailed to the other may change the name and address to which notices, requests, demands and other communications shall be mailed.

                  12.      Miscellaneous.

               (a) This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey. The parties hereby irrevocably consent to the exclusive jurisdiction of the Courts of the State of New Jersey and of the Federal Court located in such state in connection with any action or proceeding arising out of or relating to this Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (b) The parties agree that, prior to resorting to court, unresolved disputes under this Agreement shall initially be referred by either party to non-binding mediation before a mutually agreed upon mediator.


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                          /s/ Hiro Hiranandani
                                         ---------------------------
                                              Hiro Hiranandani


                                         COMPUTER POWER, INC.

                                           /s/ Lindsay Gillette
                                       By:-------------------------
                                          Lindsay Gillette, Chairman